                                                                 Exhibit 4.3




           AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT




            AMENDMENT NO. 2 dated as of March 29, 1996 (this "Amendment No. 2") to the AMENDED AND RESTATED CREDIT AGREEMENT dated as of November 4, 1994, as amended by Amendment No. 1 dated as of December 15, 1995 (the "Existing Agreement"), among NAVISTAR FINANCIAL CORPORATION ("Navistar Financial"), the BANKS referred to therein (the "Banks"), the CO-ARRANGERS referred to therein and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent (the "Administrative Agent").


                             W I T N E S S E T H :


            WHEREAS, the parties hereto desire to amend the Existing Agreement to extend the Termination Date, increase the aggregate amount of the Commit-ments from $900,000,000 to $925,000,000 and change certain other provisions of the Existing Agreement as set forth herein;

            NOW, THEREFORE, the parties hereto agree as follows:

            SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Existing Agree-ment shall have the meaning assigned to such term in the Existing Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Existing Agreement shall from and after the Effective Date (as defined in Section 12(b)) refer to the Existing Agreement as amended hereby.

            SECTION 2. Amendment of Cover Page. The cover page of the Existing Agreement is amended by changing "$900,000,000" to "$925,000,000".

            SECTION 3. Changes in Commitments. (a) The signature pages of the Existing Agreement are amended by deleting the headings "Commitments" and "Total Commitments" and the dollar amounts set forth under said headings.

            (b) The Commitment Schedule attached to this Amendment No. 2 is added to the Existing Agreement immediately after the signature pages thereof. All fees and other amounts accrued or payable in respect of, or on the basis of, the Commitments shall be determined by reference to (i) the Commitments in effect prior to the Effective Date to the extent that such fees and other amounts are payable in respect of periods ending before the Effective Date and (ii) the Commitments in effect on and after the Effective Date to the extent such fees and other amounts are payable in respect of periods beginning on or after the Effective Date.

            (c) The definition of "Commitment" in Section 1.01 of the Existing Agreement is amended by changing "signature pages of this Amendment" in clause
(i) to "Commitment Schedule attached hereto".

            SECTION 4. Extension of Term. The definition of "Termination Date" in Section 1.01 of the Existing Agreement is amended to read as follows:

            "Termination Date" means March 29, 2001.

            SECTION 5.  Amendment of Section 6.01 and Exhibit H.  Clause (c) of
Section 6.01 of the Existing Agreement is amended by (i) changing "(except for the periods covered") to "(except for the periods covered and except for such immaterial changes to the form or scope of such report as may be agreed upon by Navistar Financial and the Administrative Agent)" and (ii) changing "July 31, 1994" to "October 31, 1995". Exhibit H to the Existing Agreement is amended to be in the form set forth in Exhibit H to this Amendment No. 2.

            SECTION 6. Amendment of Section 6.14(b). Section 6.14(b) of the Existing Agreement is amended by changing "$311,000,000" in the proviso to clause (ii) to "an amount equal to the product of 1.03667 times the aggregate amount of the "Commitments" (whether used or unused) under (and as defined in) the ABCP Liquidity Facility Agreement".

            SECTION 7. Amendment of Section 6.16(b). Section 6.16(b) of the Existing Agreement is amended to read as follows:

            (b) Liens under the NFC Security Agreement. No Debt or other obligation of Navistar Financial will be secured under the NFC Security Agreement except (i) principal of and interest on the Notes and all other sums payable by Navistar Financial under this Agreement, (ii) sums pay-able by Navistar Financial under the MBD Receivables Purchase Agreement and the TRIP Receivables Purchase Agreement, (iii) sums payable by Navistar Financial under the NFC Security Agreement, including, without limitation, Trustee's Fees, (iv) principal of, premium, if any, and interest on Existing Indenture Obligations, and other sums payable under Existing Debt Indentures, (v) Bank Account Obligations owing from time to time to Banks listed in Schedule G to the NFC Security Agreement, (vi) sums, if any, payable by Navistar Financial to any Bank under any Interest Rate Agreement listed in Schedule G to the NFC Security Agreement and (vii) Debt or other obligations specified below with respect to which Navistar Financial shall have complied with the provisions of Section 2.07 of the NFC Security Agreement:

            (A) Debt for Borrowed Money issued or incurred by Navistar Financial after the Amendment Effective Date, provided that at the time of such issuance or incurrence no Default shall have occurred and be continuing or would result therefrom;

            (B) Bank Account Obligations owing to Banks not listed in Schedule G to the NFC Security Agreement;

            (C) all obligations of Navistar Financial in respect of (w) an Option 2 Cap, (x) an interest rate cap agreement entered into by Navistar Financial as cap provider in connection with TRIP's acquiring an interest rate cap pursuant to Section 5.2 of the Warehousing Facility Agreement satisfying the requirements of
            Section 5.2(c) thereof, which in the reasonable good faith judgment of Navistar Financial provides for payments by Navistar Financial in amounts and at times that substantially match the amounts and times of the payments anticipated to be received by the ABCP
            Trust in respect of the interest rate cap agreement so entered into by TRIP or (y) an interest rate swap agreement referred to in Section 6.21;

            (D) all obligations of Navistar Financial in respect of any Interest Rate Agreement between Navistar Financial and (x) any financial institution whose senior unsecured long-term debt securities without third-party credit enhancement are rated either at least A2 by Moody's or at least A by S&P or (y) any Bank, which, in either case, in the reasonable good faith judgment of Navistar Financial, reduces overall interest rate risk to Navistar Financial by (I) more closely matching floating rate assets with floating rate liabilities or fixed rate assets with fixed rate liabilities, (II) effectively limiting the maximum interest rate risk on a Financing (as hereinafter defined) or other obligation, as the case may be, bearing interest at a floating rate or (III) otherwise reducing interest rate risk through prudent asset and liability matching principles, and

            (1) (aa) which is entered into in respect of a Financing not yet issued or incurred but intended by Navistar Financial to be issued or incurred within twelve months of Navistar Financial's entry into such Interest Rate Agreement, (bb) which Navistar Financial intends to unwind or terminate substantially contemporaneously with the issuance or incurrence of such Financing, (cc) which is scheduled to terminate prior to or within 30 days after the expected issuance or incurrence of such Financing and in any event not later than twelve months after Navistar Financial's entry into such Interest Rate Agreement and (dd) under which the aggregate notional principal amount, together with the aggregate notional principal amount under all other Interest Rate Agreements secured under the NFC Security Agreement under this subclause (1), does not exceed $500 million outstanding at any time; or

            (2) (aa) which is entered into in connection with any sale or transfer by Navistar Financial or any Subsidiary of Navistar Financial of Receivables, undivided interests therein or rights to receive income therefrom pursuant to any Permitted Receivable Document or Permitted Sale-Leaseback Transaction Document, (bb) which provides for the aggregate notional principal amount thereunder to amortize in amounts and at times that substantially match the amounts and times of the payments anticipated to be received in respect of such Receivables as determined by Navistar Financial based upon reasonable assumptions and estimates, (cc) the Average Life (as hereinafter defined) of which, determined at the time Navistar Financial enters into such Interest Rate Agreement, does not exceed two years and (dd) under which the aggregate notional principal amount, together with the aggregate remaining notional principal amount under all other Interest Rate Agreements secured under the NFC Security Agreement under this subclause (2), does not exceed $700 million outstanding at any time; or

            (3) (aa) which has a term not exceeding five years and (bb) under which the aggregate notional principal amount, together with the aggregate notional principal amount under all other Interest Rate Agreements secured under the NFC Security Agreement under this subclause (3), does not exceed $250 million outstanding at any time; and

            (E) all fees and expenses of any Indenture Trustee in connection with any Debt for Borrowed Money described in subclause (A) above.

      As used in clause (vii)(D),

            "Financing" means (x) Debt of Navistar Financial or any of its Subsidiaries (other than a Special Purpose Subsidiary) or (y) Debt of, or any other financing obtained by, any Special Purpose Subsidiary pursuant to (AA) a Permitted Receivables Document or (BB) a Permitted Sale-Leaseback Transaction Document; and

            "Average Life" of any Interest Rate Agreement means, at any date, the number of years (calculated to the nearest one-twelfth) obtained by dividing (x) the sum of the products obtained by multiplying (AA) the amount of each installment or other reduction or termination of notional principal amount required to be made on or after such date, including, without limitation, reduction or termination of notional principal amount at final maturity, in respect thereof, by (BB) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such installment, reduction or termination by (y) the aggregate notional principal amount outstanding at such date under such Interest Rate Agreement.

      Any capitalized term used in this subsection (b) and not otherwise defined in this Agreement has the meaning ascribed to such term in the NFC Security Agreement.

            SECTION 8.  Amendment of Schedule 1 to the Existing Agreement.
Schedule 1 to the Existing Agreement is amended to be in the form of Schedule 1 to this Amendment No. 2. Fees accrued prior to the Effective Date shall be payable at the rates specified in the original Schedule 1, and fees accruing on and after the Effective Date shall be payable at the rates specified in the
Schedule 1 attached to this Amendment No. 2.

            SECTION 9. Designation of NationsBank, N.A. as a Co-arranger. The signature pages of the Existing Agreement are further amended by adding the name and signature block of NationsBank, N.A., as a Co-arranger, immediately after the name and signature block of Morgan Guaranty Trust Company of New York, as a Co-arranger.

            SECTION 10. Representations and Warranties. Navistar Financial represents and warrants that:

            (a) the representations and warranties of each Credit Party contained in each Credit Document to which it is a party (including, with respect to Navistar Financial, the Existing Agreement as amended hereby) are true and correct on and as of the Effective Date as if made on and as of the Effective Date; and

            (b) no Default has occurred and is continuing on and as of the Effective Date.

            SECTION 11. Governing Law. This Amendment No. 2 shall be governed by and construed in accordance with the laws of the State of New York.

            SECTION 12. Counterparts; Effectiveness. (a) This Amendment No. 2 may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            (b) This Amendment No. 2 shall become effective on the date (the "Effective Date") on which all of the following conditions shall have been satisfied or waived in accordance with Section 9.05 of the Existing Agreement:

            (i) the Administrative Agent shall have received duly executed counterparts hereof signed by Navistar Financial and all of the Banks (or, in the case of any party as to which an executed counterpart shall not have been received, the Administrative Agent shall have received facsimile, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

            (ii) the Administrative Agent shall have received all opinions, certificates and other documents it may reasonably request relating to the existence of the Credit Parties and the corporate authority for and validity of this Amendment No. 2 and the Existing Agreement as amended hereby and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent; and

            (iii) all Committed Loans outstanding under the Existing Agreement and all interest accrued thereon to but excluding the Effective Date, and all amounts (if any) payable pursuant to Section 3.14(b) of the Existing Agreement as a result of any prepayment of such Committed Loans, shall have been paid (or arrangements satisfactory to the Administrative Agent shall have been made for the payment thereof) on the Effective Date (it being understood that such Committed Loans may be paid, in whole or in part, with the proceeds of one or more Borrowings of Committed Loans made by the several Banks on the Effective Date ratably in proportion to their respective Commitments in effect under the Existing Agreement as amended hereby).

            (c) On the Effective Date, all Money Market Loans outstanding under the Existing Agreement shall remain outstanding and continue to bear interest at the rates and for the Interest Periods applicable to such Loans.

            (d) Except as expressly amended by this Amendment No. 2, the provisions of the Existing Agreement remain in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed as of the date first above written.


                                          NAVISTAR FINANCIAL CORPORATION


                                          By: /s/ R. Wayne Cain
                                              Title: Vice President and
                                                     Treasurer


                                          MORGAN GUARANTY TRUST COMPANY
                                            OF NEW YORK


                                          By: /s/ Charles H. King
                                              Title: Vice President


                                          BANK OF AMERICA ILLINOIS


                                          By: /s/ Patricia DelGrande
                                              Title: Managing Director


                                          CHEMICAL BANK


                                          By: /s/ James B. Treger
                                              Title: Vice President


                                          THE BANK OF NOVA SCOTIA


                                          By: /s/ F.C.H. Ashby
                                              Title: Senior Manager Loan
                                                     Operations


                                          NATIONSBANK, N.A.,
                                            individually and as a Co-arranger


                                          By: /s/ Matthew R. Walters
                                              Title: Vice President


                                          THE BANK OF NEW YORK


                                          By: /s/ David C. Siegel
                                              Title: Assistant Vice
                                                     President

                                          THE NORTHERN TRUST COMPANY


                                          By: /s/ J. Mark Berry
                                              Title: Vice President


                                          ROYAL BANK OF CANADA


                                          By: /s/ Patrick K. Shields
                                              Title: Manager, Corporate
                                                     Banking


                                          MELLON BANK, N.A.


                                          By: /s/ Laurel L. Larson
                                              Title: Assistant Vice
                                                     President


                                          CREDIT SUISSE


                                          By: /s/ William P. Murray
                                              Title: Member of Senior
                                                     Management


                                          By: /s/ Kristinn R. Kristinsson
                                              Title: Associate


                                          BANK OF MONTREAL


                                          By: /s/ Michael Joyce
                                              Title: Director


                                          SWISS BANK CORPORATION,
                                            NEW YORK BRANCH


                                          By: /s/ Stephanie W. Kim
                                              Title: Associate Director


                                          By: /s/ Thomas R. Salzano
                                              Title: Associate Director
                                                     Banking Finance
                                                     Support, N.A.


                                          THE FIRST NATIONAL BANK OF CHICAGO


                                          By: /s/ Thomas J. Connally
                                              Title: Vice President

                                          BAYERISCHE VEREINSBANK A.G.


                                          By: /s/ Ed C. Bennett
                                              Title: Vice President


                                          By: /s/ Kendal Baker
                                              Title: Vice President


                                          THE YASUDA TRUST AND BANKING
                                            CO., LTD.


                                          By: /s/ Joseph C. Meek
                                              Title: First Vice President &
                                                     Manager


                                          THE FUJI BANK, LIMITED


                                          By: /s/ Peter L. Chinnici
                                              Title: Joint General Manager


                                          CREDIT LYONNAIS, CHICAGO BRANCH


                                          By: /s/ Michael Buysschaert
                                              Title: Vice President


                                          THE MITSUBISHI TRUST AND BANKING
                                            CORPORATION


                                          By: /s/ Masaaki Yamagishi
                                              Title: Chief Manager


                                          THE BANK OF CALIFORNIA, N.A.


                                          By: /s/ Alison A. Mason
                                              Title: Vice President


                                          THE BOATMEN'S NATIONAL
                                            BANK OF ST. LOUIS


                                          By: /s/ Andrew K. Dawson
                                              Title: Assistant Vice
                                                    President

                              COMMITMENT SCHEDULE

Name of Bank                                    Commitment

Morgan Guaranty Trust Company                   $ 75,750,000
  of New York

Bank of America Illinois                        $ 75,750,000

Chemical Bank                                   $ 75,750,000

The Bank of Nova Scotia                         $ 75,750,000

NationsBank, N.A.                               $ 75,750,000

The Bank of New York                            $ 56,250,000

The Northern Trust Company                      $ 56,250,000

Royal Bank of Canada                            $ 56,250,000

Mellon Bank, N.A.                               $ 50,000,000

Credit Suisse                                   $ 45,000,000

Bank of Montreal                                $ 37,500,000

Swiss Bank Corporation,                         $ 37,500,000
  New York Branch

The First National Bank of Chicago              $ 31,250,000

Bayerische Vereinsbank A.G.                     $ 30,000,000

The Yasuda Trust and Banking Co., Ltd.          $ 30,000,000

The Fuji Bank, Limited                          $ 27,500,000

Credit Lyonnais, Chicago Branch                 $ 25,000,000

The Mitsubishi Trust and                        $ 25,000,000
  and Banking Corporation

The Bank of California, N.A.                    $ 20,000,000

The Boatmen's National Bank                     $ 18,750,000
  of St. Louis
                                                ____________

            Total                               $925,000,000

                                                              Schedule 1

                               PRICING SCHEDULE


            The "Euro-Dollar Margin", "Base Rate Margin", "CD Margin" and "Facility Fee Rate" for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Pricing Level that applies for such day:

Pricing        Level    Level    Level    Level    Level    Level    Level
Level            I       II       III      IV        V        VI      VII

Euro-Dollar    0.25%    0.325%   0.40%    0.45%    0.50%     .625%   1.25%
Margin

Base Rate      0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     1.00%
Margin

CD Margin      0.375%   0.45%    0.525%   0.575%   0.625%    .75%    1.375%

Facility Fee   0.15%    0.175%   0.225%   0.30%    0.375%   0.50%     .50%
Rate

            For purposes of this Schedule, the following terms have the following meanings:

            "Level I" applies for any day if, at the close of business on such day, Navistar Financial has Debt Ratings of BBB or higher by S&P and Baa2 or higher by Moody's.

            "Level II" applies for any day if, at the close of business on such day, (i) Navistar Financial has Debt Ratings of BBB- or higher by S&P and Baa3 or higher by Moody's and (ii) Level I does not apply.

            "Level III" applies for any day if, at the close of business on such day, (i) Navistar Financial has Debt Ratings of BB+ or higher by S&P and Ba1 or higher by Moody's and (ii) neither Level I nor Level II applies.

            "Level IV" applies for any day if, at the close of business on such day, (i) Navistar Financial has Debt Ratings of (x) BB+ or higher by S&P or Ba1 or higher by Moody's and (y) not lower than BB by S&P and Ba2 by Moody's and (ii) none of Level I, Level II or Level III applies.

            "Level V" applies for any day if, at the close of business on such day, (i) Navistar Financial has Debt Ratings of (x) BB or higher by S&P or Ba2 or higher by Moody's and (y) not lower than BB- by S&P and Ba3 by Moody's and (ii) none of Level I, Level II, Level III or Level IV applies.

            "Level VI" applies for any day if, at the close of business on such day, (i) Navistar Financial has Debt Ratings of BB- or higher by S&P and Ba3 or higher by Moody's and (ii) none of Level I, Level II, Level III, Level IV or Level V applies; provided that if, at the close of business on such day, (1) Navistar Financial has Debt Ratings of (x) BB or higher by S&P or Ba2 or higher by Moody's and (y) not lower than B+ by S&P and B1 by Moody's and (2) none of Level I, Level II, Level III, Level IV or Level V applies, Level VI shall be deemed to apply.

            "Level VII" applies for any day if, at the close of business on such day, none of Level I, Level II, Level III, Level IV, Level V or Level VI applies.

            "Pricing Level" refers to the determination of which of Level I, Level II, Level III, Level IV, Level V, Level VI or Level VII applies for any day.

                                                               EXHIBIT H

NAVISTAR FINANCIAL CORPORATION
STATISTICAL INFORMATION
[Statistical Information Report
For the period ended October 31, 1995
to be attached]
__________________________________________

INDEX

H-1.        Serviced Truck Receivables Portfolio

H-2.        Serviced Wholesale Notes and Accounts
            - Portfolio of New & Used Equipment
            - Past Due and Extended Amounts

H-3.        Serviced Wholesale Notes - Aged From Date of
            Contract

H-4.        Retail Truck Receivables Acquisitions & Penetration

H-5.        Serviced Truck Retail Notes
            - Portfolio of New & Used Equipment
            - Past Due and Extended Amounts

H-6.        Serviced Truck Retail Notes - Portfolio by Contract
            Future Maturities

H-7.        Truck Notes Repossession Activity and Recovery

H-8.        Retail Truck Fleet Customer Balances Owing
            $10,000,000 or More

H-9.        Losses Activity

H-10.       Allowances for Losses

H-11.       Percentages of Losses to Liquidations and
            Average Receivables Balances

H-12.       Combined NFC/NITC Serviced Retail Truck Credit
            Losses

H-13.       Analysis of Revenue from Navistar International
            Transportation Corp.

H-14.       Analysis of Retail Note Installment Volume